LIMITED POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that I, Jacqueline Woods, the undersigned, of 37110 Wexford Drive (address), City of Solon, County of Cuyahoga, State of Ohio, hereby make, constitute and appoint each of Mary J. Schroeder, Nicholas C. Conrad, and Russell J. Mitchell each of The Andersons, Inc., 480 W. Dussel Drive, Maumee, Ohio 43537, my true and lawful limited attorney-in-fact for me and in my name, place and stead, giving severally unto said Mary J. Schroeder, Nicholas C. Conrad, and Russell J. Mitchell full power individually to (i) execute and to file with the Securities and Exchange Commission ("SEC") as my limited attorney-in-fact, any and all SEC Forms 3, 4, 5 or 144 required to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, and (ii) execute and deliver any and all exercise orders, certificates, commitments and other agreements necessary or appropriate in connection with any exercise of my stock options for shares in The Andersons, Inc., do any and all other acts to effectuate the foregoing, and execute and submit all SEC filings necessary or appropriate in connection therewith, in connection with my beneficial ownership of equity securities of The Andersons, Inc., or options for such equity securities, for the calendar years 2010, and 2011.

The rights, powers, and authority of each limited power of attorney-in-fact herein granted shall commence and be in full force and effect as of the date hereof; and such rights, powers, and authority shall remain in full force and effect thereafter through and including January 6, 2012.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this __18th_ day of __December___, 2009.

                              __Jacqueline Woods___
                              (Signature)
State of Ohio  )
	       )  ss
County of Lucas)

	On this __18th__ day of _December__, 2009, before me a notary public in and for said state, personally appeared Jacqueline Woods , to me personally known, who being duly sworn, acknowledged that he/she had executed the foregoing instrument for purposes therein mentioned and set forth.
                    			__Judy A. Baldwin__
				        NOTARY PUBLIC

My Commission Expires:
__02/01/2010___